UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2019

MORGAN GROUP HOLDING CO.
(Exact name of registrant as specified in its charter)

Delaware	333-73996	13-4196940
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

401 Theodore Fremd Avenue, Rye, New York 10580
(Address of principal executive offices) (Zip Code)

914-921-1877
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13E-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class	Trading Symbol	Registered
-	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 16b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 8.01 – Other Events

On June 18, 2019, Morgan Group Holding Co. (“Morgan”) issued a press release which announced an agreement in principle with Associated Capital Group (“AC”, NYSE:AC), to acquire a subsidiary of AC, G.Research, LLC. Under the proposed terms, Morgan will acquire G.Research for 50,000,000 shares of Morgan’s common stock (“Transaction”). The Transaction is subject to the execution of definitive documents and the satisfaction of customary closing conditions and regulatory approvals. Accordingly, no assurances can be given that a binding agreement will be entered into, that the proposed Transaction will be consummated or the timing thereof. If the contemplated Transaction closes, AC will hold approximately 91% of Morgan’s outstanding common shares.

Commensurate with the closing of the Transaction, Morgan’s current Board of Directors, Mario J. Gabelli and Robert E. Dolan will resign as Directors and Mr. Dolan will step down from his position as Chief Executive Officer and Chief Financial Officer.

A copy of the Press Release is being furnished hereto as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated June 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN GROUP HOLDING CO.
(Registrant)

Date June 19, 2019	By: /S/ Robert E. Dolan
Robert E. Dolan
Chief Financial Officer